UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

DIGITAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

(510) 657-2635

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note. This amendment to Item 3.01 of Form 8-K (“Amendment”) to the Form 8-K originally filed on December 4, 2017 (“Original Form 8-K”), will clarify that the Company is compliant with Rule 801(h) of the NYSE American Company Guide.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On December 4, 2017, the Company filed a Form 8-K indicating that it notified the NYSE American, LLC that it was no longer in compliance with Rule 801(h) of the NYSE American Company Guide (the “Guide”) because, as a smaller reporting company, the Company’s Board of Directors was not comprised of at least 50% independent directors. As disclosed in the Original Form 8-K, the Board of Directors approved the issuance 200,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock subject to vesting and shareholder approval to Mr. Horne, a director of the Company, and that he may no longer be deemed independent. That Form 8-K also inadvertently indicated that notification of non compliance was filed with the NYSE American, which notification was not filed.

This Amendment is being filed to clarify that effective December 8, 2017, the Board of Directors agreed to rescind the issuance of 200,000 shares of common stock and warrants to purchase 1,000,000 shares of common stock to Mr. William Horne, and, as a result of such recession, Mr. Horne continues to be deemed an independent director within the meaning of Rule 803A(2) of the Guide. Further, this Amendment will clarify that the Company is in compliance with Rule 801(h) of the Guide because, as a smaller reporting company, the Company’s Board of Directors is comprised by at least 50% independent directors.

Mr. Horne remains as a director of the Company, but has resigned from the audit committee. Mr. Smith has been appointed as chair of the audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Power Corporation
a California corporation

Dated: December 13, 2017	/s/ Amos Kohn
Amos Kohn
President and Chief Executive Officer

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